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                                 EXHIBIT 99.2
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                          CHARTER MEDICAL CORPORATION
                       1994 EMPLOYEE STOCK PURCHASE PLAN

     1. Purpose. The purpose of the Charter Medical Corporation 1994 Employee Stock Purchase Plan, (the "Plan"), is to provide employees of Charter Medical Corporation (the "Company") and its subsidiary companies with an opportunity to be compensated through the benefits of stock ownership and to acquire an interest in the Company through the purchase of Common Stock of the Company. It is the intention of the Company to have the Plan qualify as an "employee stock purchase plan" under Section 423 of the Internal Revenue Code of 1986 (the "Code"). The provisions of the Plan shall, accordingly, be construed so as to extend and limit participation in a manner consistent with the requirements of that section of the Code.

     2.   Definitions.

          (a) "Base Pay" means the compensation payable to an employee by the Company or a designated subsidiary (as defined in Code Section 424(f)) (a "subsidiary") calculated at that employee's base salary or standard hourly rate of compensation, plus overtime, commissions, and shift differential, but excluding incentive bonus compensation and compensation payable under any deferred compensation or other fringe benefit plan.

          (b) "Employee" means any person who is customarily employed for more than 20 hours per week, by the Company or by any subsidiary of the Company designated from time to time by the Committee (as defined in Section 13).

     3.   Eligibility.

          (a) Any Employee who shall be employed on or before 90 days preceding the Offering Date of an Offering Period shall be eligible to participate in the Plan for such Offering Period except that no Officer of the Company can participate in the Plan other than for participation in an Offering Period that begins prior to such person's election as an Officer. The term "Officer" shall mean the position of Assistant Vice President and officer positions that are senior to the position of Assistant Vice President.

          (b) Any provision of the Plan to the contrary notwithstanding, no Employee shall be granted an option:

               (i) If, immediately after the grant such Employee would own shares, and/or hold outstanding options to purchase stock, possessing 5% or more of the total combined voting power or value of all classes of shares of the Company or of any subsidiary of the Company; or

               (ii) Which permits his rights to purchase shares under all employee stock purchase plans of the Company and its subsidiaries to accrue at a rate which exceeds $25,000 of the fair market value of the shares (determined at the time such option is granted) for each calendar year in which such stock option is outstanding at any time.
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     4.   Offering Periods.  The Plan will have three Offering Periods of not less than six months nor more than twelve months duration each, the first of which shall not begin before April 1, 1994, and the last of which shall end not later than March 31, 1997. The beginning date (the "Offering Date") and the ending date (the "Termination Date") of each Offering Period shall be set in advance of each Offering Period by the Committee (as defined in Section 13).

     5. Participation. An eligible Employee may become a participant for an Offering Period only by completing an election notice provided by the Company and filing it with the designated representative of the Company no later than the date specified by the Company in the election notice form.

     Payroll deductions for a participant with respect to an Offering Period shall commence with the first payroll period beginning on or after the Offering Date, and shall end with the last payroll period ending on or before the Termination Date, unless sooner terminated by the participant as provided in Section 10. All Employees granted options under the Plan shall have the same rights and privileges, except that the amount of stock which may be purchased under such option may vary in a uniform manner as described in
Section 7.

     6. Method of Payment. Payments for shares under the Plan may be made only by payroll deductions, as follows:

          (a) If a participant wishes to participate in the Plan, then at the time he files his election notice he shall elect to have deductions made from his Base Pay on each payday during the time he is a participant at a rate, whether expressed in dollars or as a percentage, not to exceed 10% of his annualized Base Pay as of the Offering Date.

          (b) All payroll deductions made for a participant shall be credited to his account under the Plan. A participant may not make any separate cash payment into such account. A participant's account shall be no more than a bookkeeping account maintained by the Company, and neither the Company nor any subsidiary shall be obligated to segregate or hold in trust or escrow any funds in a participant's account.

          (c) A participant may discontinue his participation in the Plan as provided in Section 10, but no other change can be made and, specifically, a participant may not alter the rate of his payroll deductions.

     7.   Granting of Option.

          (a) On the Offering Date for each Offering Period, a participant shall be granted an option for a fixed and determinable maximum number of shares according to the following procedure:

          Step 1--Calculate the amount elected by the participant to be withheld or paid for participation in the Plan on the Offering Date based on his annualized Base Pay on the Offering Date and the number of pay periods in the Offering Period;

          Step 2--Determine the figure which represents 85% of the fair market value of a share on the Offering Date, as provided in Section 7(b);
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          Step 3--Divide the amount determined in Step 1 by the figure determined in Step 2 and round down the quotient to the nearest whole number. This final figure is the fixed maximum number of shares for which the participant shall be granted, on the Offering Date, an option to purchase, subject to the adjustments provided for in Sections 12 and 17.

          (b) The option price per share of shares purchased with payroll deductions for a participant will be 85% of the mean between the high and low sales prices of the Common Stock on the American Stock Exchange on the Offering Date or, if no shares are traded on such exchange on that date, such price on the next preceding trading day on which the Common Stock was traded.

     8. Exercise of Option. Unless a participant gives written notice of withdrawal pursuant to Section 10(a) before the last business day in an Offering Period or a participant's employment terminates on or prior to the Termination Date of an Offering Period, his option for the purchase of shares during an Offering Period with payroll deductions made during the Offering Period will be exercised automatically for him on the Termination Date of that Offering Period. The automatic exercise shall, subject to Sections 12 and 17, be for the purchase of the maximum number of full shares subject to his option which the sum of payroll deductions credited to the participant's account on the Termination Date can purchase at the option price.

     9. Delivery. As promptly as practicable after the end of an Offering Period, the Company will deliver to each participant the shares purchased upon the exercise of the option together with a cash payment equal to the balance without interest of any payroll deductions credited to his account which was not used for the purchase of shares.

     10.  Withdrawal.

          (a) A participant may withdraw payroll deductions credited to his account under the Plan at any time by giving written notice to the representative of the Company designated on the election notice form.
     All of the participant's payroll deductions credited to his account will be paid to him promptly after receipt of his notice of withdrawal, and no further deductions will be made from his pay during that Offering Period.

          (b) A participant's withdrawal will not have any effect upon his eligibility to participate in any similar plan which may hereafter be adopted by the Company or in any subsequent Offering Period.

          (c) Upon termination of the participant's employment during an Offering Period during an Offering Period for any reason, including death or retirement, the payroll deductions credited to his account for such period will be returned to him or, in the case of his death, to the person or persons entitled thereto under Section 14.

     11. No Interest. No interest shall be accrued or payable with respect to amounts in a participant's account.
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     12.  Stock.

          (a) The shares of Common Stock to be sold to participants under the Plan may, at the election of the Company, be either treasury shares or shares originally issued for such purpose. The maximum number of shares which shall be made available for sale under the Plan shall be 600,000 shares and the maximum number of shares available for sale in each Offering Period shall be 300,000, except that the maximum number of shares offered in the third Offering Period shall not exceed the then remaining number of shares available under the Plan and subject in each case to adjustment upon changes in capitalization of the Company as provided in Section 17. If the total number of shares for which options are to be exercised for an Offering Period in accordance with Section 8 exceeds the number of shares then available under the Plan for such Offering Period, the Company shall make a prorata allocation of the shares available based on a fraction, the numerator of which shall be the number of shares with respect to which a participant has an option to purchase for an Offering Period and the denominator of which shall be the number of shares available for purchase, with rounding down for each participant to the nearest whole number.

          (b) A participant will have no interest in shares covered by an option until such option has been exercised.

          (c) Subject to the provisions of Section 14, shares to be delivered to a participant under the Plan will be registered only in the name of the participant.

     13. Administration. The Plan shall be administered by a Committee (the "Committee") consisting of not less than three members who shall be appointed by the Chief Executive Officer of the Company. Each member of the Committee shall be either a director, an officer, or an employee of the Company. The Committee shall be vested with full authority to make, administer, and interpret such rules and regulations as it deems necessary to administer the Plan, and any determination, decision, or action of the Committee in connection with the construction, interpretation, administration, or application of the Plan shall be final, conclusive, and binding upon all participants and all persons claiming under or through any participant.

     14. Designation of Beneficiary. A participant may file a written designation of a beneficiary who is to receive any shares or cash to the participant's credit under the Plan in the event of such participant's death before, on, or after the Termination Date but prior to the delivery to the participant of shares and, if applicable, cash. Such designation of beneficiary may be changed by the participant at any time by written notice. Upon the death of a participant and upon receipt by the Company of proof of the identity and existence at the participant's death of a beneficiary validly designated by him under the Plan, the Company shall deliver such shares or cash to such beneficiary. In the event of the death of a participant and in the absence of a beneficiary validly designated under the Plan who is living at the time of such participant's death, the Company shall deliver such shares or cash to the executor or administrator of the estate of the participant, or if no such executor or administrator has been appointed (to the knowledge of the Company) the Company, in its discretion, may deliver such shares or cash to the spouse or to any one or more dependents or relatives of the participant; or, if no spouse, dependent, or relative is known to the Company,
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then to such other person as the Company may designate.  No designated beneficiary shall, prior to the death of the participant by whom he has been designated, acquire any interest in the shares or cash credited to the participant under the Plan.

     15. Transferability. Neither payroll deductions credited to a participant's account nor any rights with regard to the exercise of an option or to receive shares under the Plan may be assigned, transferred, pledged, or otherwise disposed of in any way by the participant. Any such attempted assignment, transfer, pledge, or other disposition shall be without effect, except that the Company may treat such act as an election to withdraw funds in accordance with Section 10.

     16. Use of Funds. All payroll deductions received or held by the Company under the Plan may be used by the Company for any corporate purpose.

     17. Adjustments Upon Changes in Capitalization. In the event that the outstanding shares of Common Stock of the Company are hereafter increased or decreased or changed into or exchanged for a different number or kind of shares or other securities of the Company by reason of a recapitalization, reclassification, stock split, combination of shares, or dividend payable in shares of Common Stock, an appropriate adjustment shall be made by the Committee to the number and kind of shares as to which outstanding options shall be exercisable and to the option price. No fractional shares shall be issued or optioned in making the foregoing adjustments. All adjustments made by the Committee under this paragraph shall be conclusive and binding on all participants and all persons claiming under or through any participant.

     Subject to any required action by the stockholders, if the Company shall be a party to any reorganization involving merger, consolidation, acquisition of the stock or acquisition of the assets of the Company, the Committee in its discretion may declare (a) that all options granted hereunder are to be terminated after giving at least ten days' notice to holders of outstanding options, or (b) that any option granted hereunder shall pertain to and apply with appropriate adjustment as determined by the Committee to the securities of the resulting corporation to which a holder of the number of shares of Common Stock subject to the option would have been entitled. The adoption of a plan of dissolution or liquidation by the Board of Directors and stockholders of the Company shall cause every option outstanding hereunder to terminate on the fifteenth day thereafter, except that, in the event of the adoption of a plan of dissolution or liquidation in connection with a reorganization as provided in the preceding sentence, options outstanding hereunder shall be governed by and shall be subject to the provisions of the preceding sentence.

     Any issue by the Company of stock of any class, or securities convertible into shares of stock of any class, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to any option, except as specifically provided otherwise in this Section 17. The grant of an option pursuant to the Plan shall not affect in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes of its capital or business structure or to merge or to consolidate or to dissolve, liquidate or sell, or transfer all or any part of its business or assets.
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     18.  Amendment or Termination.  The Board of Directors of the Company may
at any time terminate or amend the Plan. No such termination can affect options previously granted and no amendment can make any change in any option theretofore granted which would adversely affect the rights of any participant. No amendment can be made without prior approval of the stockholders of the Company if such amendment would:

          (a)  Require the sale of more shares than are authorized under
     Section 12; or

          (b) Permit payroll deductions or cash payments at a rate in excess of 10% of a participant's Base Pay.

     19. Notices. All notices or other communications by a participant to the Company under or in connection with the Plan shall not be deemed to have been duly given until actually received by the representative of the Company designated on the election notice form provided by Section 5.